CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2013 FINANCIAL RESULTS

- Fourth Quarter Product Sales of $3.04 billion, Up 21 percent Year over Year -
- Full Year 2013 Product Sales of $10.80 billion, Up 15 percent Year over Year -

Foster City, CA, February 4, 2014 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2013. Total revenues for the fourth quarter of 2013 increased 21 percent to $3.12 billion, from $2.59 billion for the fourth quarter of 2012. Net income for the fourth quarter of 2013 was $791.4 million, or $0.47 per diluted share compared to $762.5 million, or $0.47 per diluted share for the fourth quarter of 2012. Non-GAAP net income for the fourth quarter of 2013, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $929.8 million, or $0.55 per diluted share compared to $823.4 million, or $0.50 per diluted share for the fourth quarter of 2012.

Full year 2013 total revenues were $11.20 billion, up 15 percent compared to $9.70 billion for 2012. Net income for 2013 was $3.07 billion, or $1.81 per diluted share, compared to $2.59 billion, or $1.64 per diluted share for 2012. Non-GAAP net income for 2013, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $3.45 billion, or $2.04 per diluted share, compared to $3.08 billion, or $1.95 per diluted share for 2012.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2013	2012	2013	2012
Product sales	$3,043,190	$2,510,811	$10,803,695	$9,398,371
Royalty, contract and other revenues	76,636	77,474	397,993	304,146
Total revenues	$3,119,826	$2,588,285	$11,201,688	$9,702,517

Net income attributable to Gilead	$791,411	$762,541	$3,074,808	$2,591,566
Non-GAAP net income attributable to Gilead	$929,807	$823,434	$3,450,556	$3,084,040

Diluted EPS	$0.47	$0.47	$1.81	$1.64
Non-GAAP diluted EPS	$0.55	$0.50	$2.04	$1.95

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

February 4, 2014	2

Product Sales
Product sales increased 21 percent to $3.04 billion for the fourth quarter of 2013 compared to $2.51 billion for the fourth quarter of 2012. For 2013, product sales increased 15 percent to $10.80 billion compared to $9.40 billion in 2012. Significantly contributing to the increase were sales of Stribild® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg), Complera®/Eviplera® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir disoproxil fumarate 300 mg) and Gilead's newest product, Sovaldi® (sofosbuvir) 400 mg tablets, which launched in December 2013. Sales of Sovaldi were driven by initial inventory stocking, patient demand and a clinical trial order.

Antiviral Product Sales
Antiviral product sales increased 22 percent to $2.64 billion for the fourth quarter of 2013, compared to $2.17 billion for the fourth quarter of 2012, reflecting sales growth of 30 percent in the U.S. and 7 percent in Europe. For 2013, antiviral product sales increased 15 percent to $9.34 billion from $8.14 billion in 2012, reflecting sales growth of 19 percent in the U.S. and 6 percent in Europe. In December 2013, the U.S. Food and Drug Administration (FDA) approved Sovaldi in combination with other agents for the treatment of chronic hepatitis C virus (HCV).

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2013	2012	% Change	2013	2012	% Change
Antiviral product sales	$2,639,827	$2,167,868	22%	$9,339,879	$8,141,790	15%
Atripla	933,646	917,486	2%	3,648,496	3,574,483	2%
Truvada	814,098	832,724	(2)%	3,135,771	3,181,110	(1)%
Viread	266,894	226,681	18%	958,969	848,697	13%
Complera/Eviplera	261,844	117,814	122%	809,452	342,200	137%
Stribild	203,761	40,025	409%	539,256	57,536	837%
Sovaldi	139,435	—	—	139,435	—	—

Cardiovascular Product Sales
Cardiovascular product sales increased 25 percent to $268.5 million for the fourth quarter of 2013 compared to the same period in 2012. Cardiovascular product sales increased 24 percent to $968.6 million in 2013 compared to 2012.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2013	2012	% Change	2013	2012	% Change
Cardiovascular product sales	$268,456	$215,205	25%	$968,590	$783,003	24%
Letairis	138,530	116,078	19%	519,966	410,054	27%
Ranexa	129,926	99,127	31%	448,624	372,949	20%

Operating Expenses and Other
During the fourth quarter and full year 2013, compared to the same periods in 2012:

•	Non-GAAP research and development (R&D) expenses increased due primarily to the progression of Gilead's clinical studies, particularly in oncology, liver diseases and HIV;

•
Non-GAAP selling, general and administrative (SG&A) expenses increased due primarily to the ongoing growth and expansion of Gilead's business, including commercial expansion related to the launch of Sovaldi; and

•	Non-GAAP interest expense decreased due to debt repayments.

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February 4, 2014	3

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except percentages)	2013	2012	2013	2012
Non-GAAP research and development expenses	$511,385	$409,331	$1,947,667	$1,495,620
Non-GAAP selling, general and administrative expenses	$470,965	$332,263	$1,557,206	$1,225,940

Non-GAAP interest expense	$(73,150)	$(85,906)	$(306,894)	$(353,583)
Note: Non-GAAP R&D, SG&A and interest expenses exclude the impact of acquisition-related, restructuring and stock-based compensation expenses, where applicable.

Income Taxes
The effective tax rate for 2013 decreased to 27.3 percent from 28.7 percent for 2012 and the non-GAAP effective tax rate for 2013 decreased to 26.5 percent from 26.8 percent for 2012. The decreases were due primarily to the retroactive extension of the federal R&D tax credit for 2012 and 2013 in January 2013, partially offset by increased R&D investments.
Net Foreign Currency Exchange Impact
The net foreign currency exchange impact on fourth quarter 2013 product sales and pre-tax earnings was an unfavorable $19.0 million and $26.6 million, respectively, compared to the fourth quarter of 2012. For 2013, the net foreign currency exchange impact on product sales and pre-tax earnings was an unfavorable $64.8 million and $62.6 million, respectively, compared to 2012.

Cash, Cash Equivalents and Marketable Securities
As of December 31, 2013, Gilead had $2.57 billion of cash, cash equivalents and marketable securities compared to $2.58 billion as of December 31, 2012. During 2013, Gilead generated $3.11 billion in operating cash flow.

Full Year 2014 Guidance
Gilead provided its full year 2014 guidance, which excludes the impact of Sovaldi product sales:

(In millions, except percentages and per share amounts)	Provided February 4, 2014
Net Product Sales	$11,300 - $11,500
Non-GAAP*
Product Gross Margin	75% - 77%
R&D	$2,200 - $2,300
SG&A	$2,100 - $2,200
Effective Tax Rate	28% - 29%

Diluted EPS Impact of Acquisition-Related, Restructuring and Stock-Based Compensation Expenses	$0.63 - $0.66

* Non-GAAP product gross margin, expense and effective tax rate exclude the impact of acquisition-related, restructuring and stock-based compensation expenses, where applicable.

Recent Product & Pipeline Updates Announced by Gilead Include:
Antiviral Program

•
Presentation of positive 144-week efficacy and safety results from two pivotal Phase 3 studies (Studies 102 and 103) evaluating the once-daily single tablet regimen Stribild among treatment-naïve patients with HIV-1 infection at the 14th European AIDS Clinical Society Conference.

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February 4, 2014	4

•	Presentation of data on sofosbuvir-based regimens in chronic HCV patients at the 64th Annual Meeting of the American Association for the Study of Liver Diseases included:

◦
Positive results from two studies, the Phase 3 VALENCE study and the Phase 2 LONESTAR-2 study, evaluating sofosbuvir for the treatment of chronic HCV infection among patients infected with genotype 2 and 3 HCV.

◦	Positive results from a Phase 3 study, PHOTON-1, evaluating sofosbuvir for the treatment of HCV infection among patients co-infected with HIV.

◦
Positive results from two Phase 2 studies evaluating sofosbuvir plus ribavirin (RBV) for both the prevention and treatment of recurrent HCV infection among patients who underwent liver transplantation.

•
Granting of marketing authorization by the European Commission for Vitekta® (elvitegravir 85 mg and 150 mg), an integrase inhibitor for the treatment of HIV-1 infection in adults without known mutations associated with resistance to elvitegravir.

•
Approval by the FDA for Sovaldi, a once-daily oral nucleotide analog polymerase inhibitor for the treatment of HCV as a component of a combination antiviral treatment regimen. Sovaldi’s efficacy has been established in subjects with HCV genotypes 1, 2, 3 or 4 infection, including those with hepatocellular carcinoma meeting Milan criteria (awaiting liver transplantation) and those with HCV/HIV-1 co-infection.

•
Approval by the FDA and European Commission of Complera/Eviplera for use in certain virologically-suppressed (HIV RNA <50 copies/mL) adult patients on a stable antiretroviral regimen in order to replace their current antiretroviral treatment regimen.

•	Approval by Health Canada for Sovaldi.

•
Positive interim results from three Phase 3 clinical studies (ION-1, ION-2 and ION-3) evaluating the once-daily fixed-dose combination of sofosbuvir and our NS5A inhibitor ledipasvir, with and without RBV, for the treatment of genotype 1 HCV infection.

Oncology Program

•
FDA accepted for review Gilead’s new drug application (NDA) for idelalisib, a targeted, oral inhibitor of PI3K delta, for the treatment of refractory indolent non-Hodgkin’s lymphoma (iNHL) and set a target review date of September 11, 2014 under the Prescription Drug User Fee Act. On December 6, a second NDA was submitted for idelalisib for the treatment of chronic lymphocytic leukemia (CLL). In addition, Gilead submitted Marketing Authorisation Applications for both iNHL and CLL in Europe.

•
Presentation of 11 abstracts on clinical and preclinical data from studies of idelalisib, which is currently under review by the FDA and European Medicines Agency for treatment of refractory iNHL and previously treated CLL, as well as for GS-9973, GS-9820 and momelotinib, during the Annual Meeting of the American Society of Hematology.

Select presentations on idelalisib, Gilead's investigational, targeted, oral inhibitor of PI3K delta included:

◦
The Phase 3 study (Study 116) for previously-treated CLL patients who are not fit for chemotherapy, which was stopped early based on a recommendation by the Data Monitoring Committee. The recommendation followed a predefined interim analysis showing highly statistically significant efficacy for the primary endpoint of progression-free survival in patients receiving idelalisib plus rituximab compared to those receiving rituximab alone.

◦	Positive results of the Phase 2 study (Study 101-09) for the treatment of patients with iNHL that is refractory (non-responsive) to rituximab and to alkylating-agent-containing chemotherapy.
Clinical data presented on other oral investigational compounds in development for the treatment of hematologic malignancies included:

◦	Updated safety and efficacy results from a Phase 1/2 study evaluating momelotinib, a selective inhibitor of JAK1 and JAK2, in myelofibrosis.

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February 4, 2014	5

◦
Positive interim results from the single-arm, open-label Phase 2 study evaluating GS-9973, an investigational oral inhibitor of spleen tyrosine kinase (Syk), for the treatment of patients with relapsed or refractory CLL, iNHL and other lymphoid malignancies.

◦	Data from a Phase 1b dose escalation monotherapy study evaluating GS-9820, a second-generation inhibitor of PI3K delta for recurrent CLL or iNHL.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its fourth quarter and full year 2013 as well as provide 2014 guidance and a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-280-4958 (U.S.) or 1-857-244-7315 (international) and dial the participant passcode 69557162 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through February 7, 2014. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 19549090.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North and South America, Europe and Asia Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. GAAP (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on pages 8 and 9.

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February 4, 2014	6

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2014 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving sofosbuvir and the fixed-dose combination of sofosbuvir/ledipasvir; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated, including the fixed-dose combination of ledipasvir/sofosbuvir for the treatment of HCV; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including idelalisib for iNHL and CLL; Gilead's ability to successfully commercialize its products, including Sovaldi, Stribild and Tybost; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; Gilead's ability to successfully develop its respiratory, cardiovascular and oncology/inflammation programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including the fixed-dose combination of ledipasvir/sofosbuvir, TAF and idelalisib; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, STRIBILD®, COMPLERA®, EVIPLERA®, TRUVADA®, VIREAD®, EMTRIVA®, TYBOST®, SOVALDI®, HEPSERA®, VITEKTA®, LETAIRIS®, RANEXA®, CAYSTON®, AMBISOME®, VISTIDE®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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February 4, 2014	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Product sales	$3,043,190	$2,510,811	$10,803,695	$9,398,371
Royalty, contract and other revenues	76,636	77,474	397,993	304,146
Total revenues	3,119,826	2,588,285	11,201,688	9,702,517
Costs and expenses:
Cost of goods sold	857,523	675,818	2,858,502	2,471,363
Research and development	551,978	439,659	2,119,756	1,759,945
Selling, general and administrative	513,284	365,825	1,699,431	1,461,034
Total costs and expenses	1,922,785	1,481,302	6,677,689	5,692,342
Income from operations	1,197,041	1,106,983	4,523,999	4,010,175
Interest expense	(73,150)	(85,906)	(306,894)	(360,916)
Other income (expense), net	(11,108)	1,386	(8,886)	(37,279)
Income before provision for income taxes	1,112,783	1,022,463	4,208,219	3,611,980
Provision for income taxes	326,041	263,504	1,150,933	1,038,381
Net income	786,742	758,959	3,057,286	2,573,599
Net loss attributable to noncontrolling interest	4,669	3,582	17,522	17,967
Net income attributable to Gilead	$791,411	$762,541	$3,074,808	$2,591,566
Net income per share attributable to Gilead common stockholders - basic	$0.52	$0.50	$2.01	$1.71
Net income per share attributable to Gilead common stockholders - diluted	$0.47	$0.47	$1.81	$1.64
Shares used in per share calculation - basic	1,533,882	1,517,208	1,528,620	1,514,621
Shares used in per share calculation - diluted	1,694,212	1,636,939	1,694,747	1,582,549

February 4, 2014	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of goods sold reconciliation:
GAAP cost of goods sold	$857,523	$675,818	$2,858,502	$2,471,363
Stock-based compensation expenses	(513)	(977)	(6,809)	(7,061)
Acquisition related-amortization of purchased intangibles	(79,526)	(15,837)	(143,318)	(63,346)
Non-GAAP cost of goods sold	$777,484	$659,004	$2,708,375	$2,400,956

Product gross margin reconciliation:
GAAP product gross margin	71.8%	73.2%	73.5%	73.8%
Stock-based compensation expenses	0.0%	0.0%	0.1%	0.1%
Acquisition related-amortization of purchased intangibles	2.6%	0.6%	1.3%	0.7%
Non-GAAP product gross margin(1)	74.5%	73.8%	74.9%	74.5%

Research and development expenses reconciliation:
GAAP research and development expenses	$551,978	$439,659	$2,119,756	$1,759,945
Stock-based compensation expenses	(29,511)	(24,886)	(108,772)	(187,100)
Restructuring expenses	176	(89)	(4,617)	(7,411)
Acquisition related-transaction costs	—	—	—	(345)
Acquisition related-contingent consideration remeasurement	(11,258)	(5,353)	(58,700)	(69,469)
Non-GAAP research and development expenses	$511,385	$409,331	$1,947,667	$1,495,620

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$513,284	$365,825	$1,699,431	$1,461,034
Stock-based compensation expenses	(41,894)	(31,264)	(136,630)	(208,501)
Restructuring expenses	(144)	63	2,390	(13,136)
Acquisition related-transaction costs	—	(1,236)	(6,860)	(12,332)
Acquisition related-amortization of purchased intangibles	(281)	(1,125)	(1,125)	(1,125)
Non-GAAP selling, general and administrative expenses	$470,965	$332,263	$1,557,206	$1,225,940

Operating margin reconciliation:
GAAP operating margin	38.4%	42.8%	40.4%	41.3%
Stock-based compensation expenses	2.3%	2.2%	2.3%	4.2%
Restructuring expenses	(0.0)%	0.0%	0.0%	0.2%
Acquisition related-transaction costs	—%	0.0%	0.1%	0.1%
Acquisition related-amortization of purchased intangibles	2.6%	0.7%	1.3%	0.7%
Acquisition related-contingent consideration remeasurement	0.4%	0.2%	0.5%	0.7%
Non-GAAP operating margin(1)	43.6%	45.9%	44.5%	47.2%

Interest expense reconciliation:
GAAP interest expense	$(73,150)	$(85,906)	$(306,894)	$(360,916)
Acquisition related-transaction costs	—	—	—	7,333
Non-GAAP interest expense	$(73,150)	$(85,906)	$(306,894)	$(353,583)

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$791,411	$762,541	$3,074,808	$2,591,566
Stock-based compensation expenses	52,967	42,423	185,302	346,705
Restructuring expenses	(40)	101	3,008	15,038
Acquisition related-transaction costs	—	981	6,860	14,646
Acquisition related-amortization of purchased intangibles	74,211	12,605	121,878	47,186
Acquisition related-contingent consideration remeasurement	11,258	4,783	58,700	68,899
Non-GAAP net income attributable to Gilead, net of tax	$929,807	$823,434	$3,450,556	$3,084,040

February 4, 2014	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.47	$0.47	$1.81	$1.64
Stock-based compensation expenses	0.03	0.03	0.11	0.22
Restructuring expenses	(0.00)	0.00	0.00	0.01
Acquisition related-transaction costs	—	0.00	0.00	0.01
Acquisition related-amortization of purchased intangibles	0.04	0.01	0.07	0.03
Acquisition related-contingent consideration remeasurement	0.01	0.00	0.03	0.04
Non-GAAP diluted earnings per share(1)	$0.55	$0.50	$2.04	$1.95

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,694,212	1,636,939	1,694,747	1,582,549
Share impact of current stock-based compensation rules	(1,002)	(1,965)	(1,190)	(2,522)
Non-GAAP shares used in per share calculation (diluted)	1,693,210	1,634,974	1,693,557	1,580,027

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$80,039	$16,814	$150,127	$70,407
Research and development expenses adjustments	40,593	30,328	172,089	264,325
Selling, general and administrative expenses adjustments	42,319	33,562	142,225	235,094
Interest expense adjustments	—	—	—	7,333
Total non-GAAP adjustments before tax	162,951	80,704	464,441	577,159
Income tax effect	(24,555)	(19,811)	(88,693)	(84,685)
Total non-GAAP adjustments after tax	$138,396	$60,893	$375,748	$492,474

(1) Amounts may not sum due to rounding

February 4, 2014	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2013	2012(1)
	(unaudited)
Cash, cash equivalents and marketable securities	$2,570,590	$2,582,086
Accounts receivable, net	2,100,286	1,751,388
Inventories	2,055,788	1,744,982
Property, plant and equipment, net	1,166,181	1,100,259
Intangible assets, net	11,900,106	11,736,393
Goodwill	1,169,023	1,060,919
Other assets	1,534,811	1,263,811
Total assets	$22,496,785	$21,239,838

Current liabilities	$6,325,528	$4,237,897
Long-term liabilities	4,362,925	7,451,072
Equity component of redeemable convertible notes	63,831	7,147
Stockholders’ equity(2)	11,744,501	9,543,722
Total liabilities and stockholders’ equity	$22,496,785	$21,239,838

(1) Derived from the audited consolidated financial statements as of December 31, 2012.
(2) As of December 31, 2013, there were 1,534,414 shares of common stock issued and outstanding.

February 4, 2014	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Antiviral products:
Atripla – U.S.	$615,281	$579,979	$2,355,970	$2,252,655
Atripla – Europe	255,891	281,476	1,061,739	1,102,570
Atripla – Other International	62,474	56,031	230,787	219,258
	933,646	917,486	3,648,496	3,574,483

Truvada – U.S.	416,502	431,715	1,570,077	1,612,506
Truvada – Europe	324,594	334,907	1,295,576	1,315,533
Truvada – Other International	73,002	66,102	270,118	253,071
	814,098	832,724	3,135,771	3,181,110

Viread – U.S.	122,879	105,192	428,190	387,929
Viread – Europe	91,362	84,585	353,787	335,540
Viread – Other International	52,653	36,904	176,992	125,228
	266,894	226,681	958,969	848,697

Complera / Eviplera – U.S.	152,818	84,328	503,190	280,070
Complera / Eviplera – Europe	95,278	27,932	267,566	52,703
Complera / Eviplera – Other International	13,748	5,554	38,696	9,427
	261,844	117,814	809,452	342,200

Stribild – U.S.	186,310	40,022	509,949	57,533
Stribild – Europe	14,469	—	24,228	—
Stribild – Other International	2,982	3	5,079	3
	203,761	40,025	539,256	57,536

Sovaldi – U.S.	136,364	—	136,364	—
Sovaldi – Europe	3,071	—	3,071	—
	139,435	—	139,435	—

Hepsera – U.S.	2,776	9,766	34,175	43,362
Hepsera – Europe	8,475	12,907	38,726	54,291
Hepsera – Other International	1,649	2,835	8,194	10,662
	12,900	25,508	81,095	108,315

Emtriva – U.S.	5,524	4,951	19,948	18,531
Emtriva – Europe	1,569	1,544	6,464	6,713
Emtriva – Other International	156	1,135	993	4,205
	7,249	7,630	27,405	29,449

Total antiviral products – U.S.	1,638,454	1,255,953	5,557,863	4,652,586
Total antiviral products – Europe	794,709	743,351	3,051,157	2,867,350
Total antiviral products – Other International	206,664	168,564	730,859	621,854
	2,639,827	2,167,868	9,339,879	8,141,790

Letairis	138,530	116,078	519,966	410,054
Ranexa	129,926	99,127	448,624	372,949
AmBisome	93,603	90,781	351,827	346,646
Other products	41,304	36,957	143,399	126,932
	403,363	342,943	1,463,816	1,256,581

Total product sales	$3,043,190	$2,510,811	$10,803,695	$9,398,371